FindWhat.com                                                        News Release
--------------------------------------------------------------------------------
FindWhat.com Contact:
Karen Yagnesak
239-561-7229
KarenY@FindWhat.com


             FINDWHAT.COM ADDS DAVID LONDONER TO BOARD OF DIRECTORS
             - COMPANY ALSO ANNOUNCES BOARD COMMITTEE APPOINTMENTS -

FT. MYERS, FL - JANUARY 9, 2004 - FINDWHAT.COM (NASDAQ: FWHT), a leading developer and provider of performance-based marketing services for the Internet, today announced the appointment of David Londoner to its board of directors. Mr. Londoner joins existing independent board members Daniel B. Brewster, Jr., Frederick E. Guest II, Jerry Della Femina, Kenneth E. Christensen and Lee S. Simonson, and management board members Craig A. Pisaris-Henderson (Chairman/CEO/President) and Phillip R. Thune (COO/CFO), all of whom were elected to the board of directors at FindWhat.com's 2003 annual meeting held on December 15, 2003.

Mr. Londoner has been in the investment business throughout his professional life, currently as general partner of The North River Company, a family investment partnership. Most of his career was spent at Schroder & Co. Inc., joining the predecessor firm, Wertheim & Co., in 1972 and leaving when the firm was sold in 2000. As a managing director, he built and managed one of the leading Media/Entertainment research groups on Wall Street. Subsequently he held a similar position at ABN AMRO, leaving in 2001. He learned research with the legendary David L. Dodd while at Columbia University, where he earned a BA in economics from Columbia College and a masters degree in finance from Columbia Business School. A native New Yorker, Mr. Londoner is a member of the board of directors of Meredith Corp. and EMI Group plc, and serves as a trustee of the American Museum of the Moving Image.

"Mr. Londoner's financial and industry experience and expertise will be of tremendous value to FindWhat.com," stated Craig Pisaris-Henderson, chairman and CEO of FindWhat.com. "His analytical prowess has earned him visionary status in the global media and entertainment industries; we look forward to combining his strengths with those of our other board members to lead FindWhat.com into our next phase of growth."

Additionally, the following represents FindWhat.com's current board committee appointments:
- Audit Committee: Chairman and Financial Expert--Mr. Guest; Financial Expert--Mr. Londoner; Member--Mr. Christensen
-    Compensation Committee: Chairman--Mr. Brewster; Member--Mr. Simonson
-    Nominating Committee: Chairman--Mr. Della Femina; Member--Mr. Brewster

ABOUT FINDWHAT.COM(R)
FindWhat.com operates online marketplaces that connect the consumers and businesses that are most likely to purchase specific goods and services with the advertisers that provide those goods and services. Online advertisers determine the per-click fee they will pay for their advertisements, which FindWhat.com and its private-label partners such as Terra Lycos's Lycos.com and HotBot distribute to millions of Internet users. The FindWhat.com Network includes hundreds of distribution partners, such as CNET's Search.com, Excite, Webcrawler, MetaCrawler, Dogpile, and Microsoft Internet Explorer Autosearch. Advertisers bid against each other for particular keywords or phrases through an open, automated, bid-for-position system, where the advertisement of the website with the highest bid appears first, with all other advertisers listed in descending bid order. This cost-effective, pay-for-performance model allows Web advertisers to pay only for those prospects which click-through to their sites, and increases their potential for exposure through the millions of advertisements distributed throughout the network per day. More information on FindWhat.com is available on the Company's website at http://www.FindWhat.com.

FORWARD LOOKING STATEMENTS
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "plan," "intend," "believe" or "expect" or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in FindWhat.com's reports filed with the U.S. Securities and Exchange Commission, including Amendment No. 1 to Annual Report on Form 10-KSB for fiscal 2002 and the most recent quarterly report on Form 10-Q. Readers should note that these statements may be impacted by several factors, including economic changes and changes in the Internet industry generally and, accordingly, FindWhat.com's actual performance and results may vary from those stated herein, and FindWhat.com undertakes no obligation to update the information contained herein.

(R)Registered trademark of FindWhat.com

                                       ###